Exhibit 10.2
[Certain identified information has been excluded from the exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.]
ADMINISTRATION AND TRUST ACCOUNTING AGREEMENT

THIS ADMINISTRATION AND TRUST ACCOUNTING AGREEMENT (this “Agreement”) is made as of this 11th day of February, 2022, by and between wShares Bitcoin Fund, a Delaware statutory trust (the “Trust”), and UMB Fund Services, Inc., a Wisconsin corporation (the “Administrator”).
WHEREAS, the Trust is excluded from the definition of an investment company under the 1940 Act (as defined below) and is authorized to offer and sell Shares (as defined below) in the Trust pursuant to registration under the 1933 Act (as defined below); and
WHEREAS, the Trust and Administrator desire to enter into an agreement pursuant to which Administrator shall provide Services to the Trust.
NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.  Definitions.  In addition to any terms defined in the body of this Agreement, the following capitalized terms shall have the meanings set forth hereinafter whenever they appear in this Agreement:
“1933 Act” shall mean the Securities Act of 1933, as amended.
“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.
“1940 Act” shall mean the Investment Company Act of 1940, as amended.
“Authorized Person” shall mean any individual who is authorized to provide Administrator with Instructions and requests on behalf of the Trust, whose name shall be certified to Administrator from time to time pursuant to Section 3(a) of this Agreement.  Any officer of the Trust shall be considered an Authorized Person (unless such authority is limited in a writing from the Trust and received by Administrator) and has the authority to appoint additional Authorized Persons, to limit or revoke the authority of any previously designated Authorized Person, and to certify to Administrator the names of the Authorized Persons from time to time.
“Bitcoin Holdings” shall mean the value of bitcoin, as determined by reference to the Bitcoin Reference Rate, and cash held by the Trust less the Trust’s expenses and other liabilities.
“Bitcoin Holdings per Share” shall mean the Trust's Bitcoin Holdings divided by the number of outstanding Shares.

“Bitcoin Price” means (i) with respect to the determination of Bitcoin Holdings, the price of bitcoin that is based on the Bitcoin Reference Rate, and (ii) with respect to the determination of GAAP NAV, the price of bitcoin that is based on the Trust’s principal market.
“Bitcoin Reference Rate” means the CME CF BRR.
“Business Day” shall mean any day, other than a Saturday or a Sunday, on which the New York Stock Exchange is scheduled to be open for business.
“Claim” shall mean any and all claims, demands, actions and suits, and any and all judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character which may be asserted against or incurred by any Indemnified Party or for which any Indemnified Party may be held liable.
“Commission” shall mean the U.S. Securities and Exchange Commission.
“GAAP NAV” shall mean the value of bitcoin, as determined by reference to the Trust’s primary market in accordance with GAAP, and cash held by the Trust less the Trust’s expenses and other liabilities.
“GAAP NAV per Share” shall mean the Trust's GAAP NAV divided by the number of outstanding Shares.
“Instructions” shall mean an oral communication from an Authorized Person or a written communication signed by an Authorized Person and actually received by Administrator.  Instructions shall include manually executed originals, telefacsimile transmissions of manually executed originals or any other means of electronic communications that the Trust and Administrator may mutually agree to from time to time.
“Investor” shall mean the individual or entity in whose name a Share is registered in the books and records of the Trust by the Transfer Agent.
“Offering Documents” shall mean the Trust’s Registration Statement, and any successor thereto, and any other documents required to be provided to Investors or potential Investors, including any related prospectus.
“Registration Statement” shall mean a registration statement of the Trust under the Securities Act to register the Trust’s Shares as filed with the SEC from time to time, as the same may at any time and from time to time be amended or supplemented.
“Services” shall mean the Trust administration, accounting and recordkeeping services described in Section 2 hereof and on Schedule A hereto and any additional services as may be agreed to by the parties from time to time and set forth in an amendment to Schedule A.
“Shares” shall mean the common units of fractional undivided beneficial interests in the Trust.

“Sponsor” shall mean Wilshire Phoenix Funds LLC, or any substitute therefor, or any successor thereto by merger, consolidation or operation of law.
“Transfer Agent” means Broadridge Corporate Issuer Solutions, Inc., together with its permitted successors and assigns, or any other Person from time to time engaged by the Trust to assist with transfer agency services for the Trust.
“Trust Agreement” shall mean the Trust’s Amended and Restated Declaration of Trust and Trust Agreement between the Sponsor and Delaware Trust Company, as trustee, as the same may be amended, modified or supplemented from time to time.
2.  Appointment and Services
(a)  The Trust hereby appoints the Administrator as administrator and trust accountant of the Trust and hereby authorizes the Administrator, and the Administrator hereby agrees, to provide Services during the term of this Agreement. Administrator will provide the Services in accordance with the terms of this Agreement.  Notwithstanding anything herein to the contrary, Administrator shall not be required to provide any Services or information that it believes, in its sole discretion, to represent dishonest, unethical or illegal activity.  In no event shall Administrator provide any investment advice or recommendations to any party in connection with its Services hereunder.
(b)  The Administrator may from time to time, in its discretion, appoint one or more other agents to carry out some or all of its duties under this Agreement, provided that (i) Administrator shall remain responsible to the Trust for all such delegated responsibilities in accordance with the terms and conditions of this Agreement, (ii) the Administrator shall be liable for the acts or omissions of any such agent to the same extent as if such actions or omissions were performed by the Administrator itself, (iii) Administrator shall ensure, prior to and during any such appointment, that such other party is in compliance with all provisions of this Agreement to which Administrator is subject, in the same manner and to the same extent as if Administrator were providing such Services itself, and (iv) the fees and expenses of any such agent shall be borne by the Administrator.
(c)  The Administrator’s duties shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Administrator hereunder.  The Services do not include correcting or verifying any prior actions or inactions of the Trust, the Sponsor, or by any other current or prior service provider.  Notwithstanding the foregoing, to the extent that Administrator agrees to take such actions, those actions shall be deemed part of the Services.
(d)  The Administrator, in its individual capacity, shall not be responsible for the payment of any fees or taxes required to be paid by the Trust in connection with the issuance of any Shares in accordance with this Agreement.
(e)  Any Instruction that affects accounting practices and procedures under this Agreement shall be effective upon written receipt of notice and acceptance by the Administrator.

(f)  Nothing in this Agreement shall be deemed to appoint the Administrator and its officers, directors and employees as the Trust’s attorney, form an attorney-client relationship or require the provision of legal advice.  The Trust acknowledges that Administrator’s in-house attorneys exclusively represent Administrator and do not provide independent judgment on the Trust’s behalf.  Because no attorney-client relationship exists between Administrator’s in-house attorneys and the Trust, any information provided to the Administrator’s in-house attorneys may not be privileged and may be subject to compulsory disclosure under certain circumstances, notwithstanding the provisions of Section 5.
(g)  The Administrator shall keep proper books of account for the Trust, to the extent required by applicable law and regulations, and those records specified in Schedule C hereto in the form and manner, and for a period of at least seven (7) years or such longer period as required by applicable law and the rules and regulations of appropriate government authorities, in particular Rules 31a-2 and 31a-3 under the 1940 Act or section 275.204-2 of the Investment Advisers Act of 1940, as applicable.  The Administrator shall use reasonable care to prevent the loss or destruction of such records.  The Administrator shall only destroy records at the direction of the Trust, and any such destruction shall comply with the provisions of Section 248.30(b) of Regulation S-P (17 CFR 248.1-248.30) and applicable law.  Administrator hereby agrees that all records which it maintains for the Trust pursuant to its duties hereunder are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Sponsor’s request.  The Administrator shall not permit any Investor to inspect any account, book or document of the Trust that is not publicly available, except as consented to by the Sponsor.  All books of account kept pursuant to this Section 2(g) shall be kept, and the Trust’s profits and losses shall be reported on, the accrual method of accounting for financial accounting purposes on a fiscal year basis as described in the Trust Agreement.  If there is a conflict between this Section 2(g) and the rules and regulations of the Securities and Exchange Commission (the “SEC”) or any applicable exchange or quotation system with respect to the maintenance of records, the records shall be maintained pursuant to the rules and regulations of the SEC or any applicable exchange or quotation system.
3.  Representations and Deliveries
(a)  The Trust shall deliver or cause the following documents to be delivered to the Administrator:
(1)  A true and complete copy of the Trust Agreement and all amendments thereto;
(2)  Copies of the Trust’s Offering Documents, as of the date of this Agreement, together with any subscription documents;
(3)  A certificate containing the names of the initial Authorized Persons in a form acceptable to Administrator.  Any officer of the Trust shall be considered an Authorized Person (unless such authority is limited in a writing from the Trust and received by Administrator) and has the authority to appoint additional Authorized Persons, to limit or revoke the authority of any previously designated Authorized Person, and to certify to Administrator the names of the Authorized Persons from time to time; and
(4)  All other documents, records and information that the Administrator may reasonably request from time to time in order for Administrator to perform the Services hereunder.

(b)  The Trust represents and warrants to Administrator that:
(1)  It is a statutory trust duly organized and existing under the laws of the State of Delaware; it is empowered under applicable laws and by its Trust Agreement to enter into and perform this Agreement; this Agreement has been duly executed by an authorized representative of the Trust; and all requisite legal proceedings have been taken to authorize it to enter into and perform this Agreement, including any resolutions that may be necessary to appoint Administrator and authorize the execution of this Agreement on behalf of the Trust.
(2)  Any officer of the Trust has the authority to appoint additional Authorized Persons, to limit or revoke the authority of any previously designated Authorized Person, and to certify to Administrator the names of such Authorized Persons.
(3)  The Trust is authorized to offer and sell Shares in the Trust pursuant to registration of the Shares under the 1933 Act and applicable state securities laws.
(4)  It is conducting its business in compliance in all material respects with any applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule regulation, order or judgment binding on it and no provision of its Trust Agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.
(c)  During the term of this Agreement the Trust shall have the ongoing obligation to provide Administrator with the following documents within a reasonable amount of time after they become effective: (i) copies of all amendments to its Trust Agreement made after the date of this Agreement; and, (ii) a copy of the Trust’s currently effective Offering Documents.  For purposes of this Agreement, Administrator shall not be deemed to have notice of any information contained in any such Offering Document until a reasonable time after it is received by Administrator, which in any event shall be no longer than two (2) Business Days from the date of receipt.
(d)  The Sponsor has and retains primary responsibility for all compliance matters relating to the Trust, including but not limited to compliance with all applicable provisions of the 1934 Act, the 1940 Act, state securities laws, the Internal Revenue Code of 1986, as amended (the “Code”), the USA PATRIOT Act of 2001, the Sarbanes-Oxley Act of 2002 and the policies and limitations of the Trust relating to the portfolio investments as set forth in the Trust Agreement.  Administrator’s Services hereunder shall not relieve the Sponsor of its primary day-to-day responsibility for assuring such compliance.  Notwithstanding the foregoing, insofar as such statutes are applicable to the Services Administrator has agreed to provide for the Trust hereunder (such as checking persons submitting Subscription Agreements against the OFAC list as is required under the USA PATRIOT Act of 2001), Administrator will be responsible for complying with such statutes and will promptly notify the Trust if it becomes aware of any material non-compliance which relates to the Trust.  Further, the Sponsor may delegate any responsibilities for compliance matters to other parties as it may deem fit.

(e)  The Trust agrees to take or cause to be taken all requisite steps to comply with any applicable Blue Sky laws in all states in which the Shares shall at the time be offered for sale.  If the Trust receives notice of any stop order or other proceeding in any such state affecting the sale of Shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of Shares, the Trust will give prompt notice thereof to Administrator.
(f)  The Trust agrees that it shall advise Administrator in writing at least ten (10) Business Days prior to effecting any material change, which shall be determined by the Sponsor in its sole discretion, to its Offering Documents or Trust Agreement or adopting any policies that, in each case, would materially increase or alter the duties and obligations of Administrator hereunder, and shall proceed with such change only if it shall have received the written consent of Administrator thereto, which consent shall not be unreasonably withheld.
(g)  Trust Instructions
(1)  The Sponsor of the Trust shall cause the prime broker and/or custodian, legal counsel, independent accountants and other service providers and agents, past or present, for the Trust to cooperate with Administrator and to provide Administrator with such information, documents and communications as necessary and/or appropriate or as requested by Administrator, to enable Administrator to perform the Services. In connection with the performance of the Services, Administrator shall (without investigation or verification) be entitled, and is hereby instructed to, rely upon any and all Instructions, communications, information or documents provided to Administrator by an officer or representative of the Sponsor or the Trust or by any of the aforementioned persons.  Administrator shall be entitled to rely on any document that it reasonably believes to be genuine on its face and to have been signed or presented by the proper party.  Fees charged by such persons shall be an expense of the Trust. Administrator shall not be held to have notice of any change of authority of any Authorized Person, agent, representative or employee of the Sponsor, the Trust or service provider until receipt of written notice thereof from the Trust.
(2)  The Trust shall provide Administrator with an updated certificate evidencing the appointment, removal or change of authority of any Authorized Person, it being understood Administrator shall not be held to have notice of any change in the authority of any Authorized Person until receipt of written notice thereof from the Trust.  Promptly upon receipt of such certificate, Administrator will be deemed to have notice of such change in authority.
(3)  Administrator, its officers, agents or employees shall accept Instructions given to them by any person representing or acting on behalf of the Trust only if such representative is an Authorized Person.  The Trust agrees that when oral Instructions are given, it shall, upon the request of Administrator, confirm such Instructions in writing.
(4)  At any time, the Administrator may request Instructions from the Trust with respect to any matter arising in connection with this Agreement.  If such Instructions are not received within a reasonable time, the Administrator may seek advice from legal counsel for the Trust at the expense of the Trust, or its own legal counsel at the reasonable expense of the Trust, and it shall not be liable for any action taken or not taken by it in good faith in accordance with such Instructions or in accordance with advice of counsel.
(h)  The Administrator represents and warrants to the Trust that:

(1)  It is a corporation duly organized and existing under the laws of the State of Wisconsin; it is empowered under applicable law and by its Articles of Incorporation and By-laws to enter into and perform this Agreement; and all requisite proceedings have been taken to authorize it to enter into and perform this Agreement.
(2)  It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule regulation, order or judgment binding on it, no current or pending legal proceedings, and no provision of its operating documents or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.
(3)  Administrator will provide office space, facilities, equipment and personnel sufficient to carry out its services hereunder and Administrator shall maintain a disaster recovery and business continuity plan and adequate and reliable computer and other equipment necessary and appropriate to carry out its obligations under this Agreement.  Upon the Trust’s reasonable request, Administrator shall provide supplemental information concerning the aspects of its disaster recovery and business continuity plan that are relevant to the Services.
(4)  Administrator shall exercise reasonable care in the performance of the Services.
(i)  The Administrator shall permit the Trust’s auditors or third-party accountants, upon reasonable notice, to inspect, take extracts from and audit the records maintained pursuant to this Agreement, take such steps as necessary to verify that satisfactory internal control system and procedures are in place, and visit and inspect the systems relating to the Services, all at such times as the Trust may reasonably request. The Trust shall reimburse Administrator for all reasonable expenses incurred in connection with any such inspection.  Administrator shall, as soon as reasonably practicable after receipt of any audit report prepared by its internal or independent auditors pursuant to Administrator’s annual audit or otherwise, provide Trust with a copy of such report.  Such audit report will be deemed Confidential Information of Administrator.
4.  Fees and Expenses
(a)  As compensation for the performance of the Services, the Trust agrees to pay Administrator the fees set forth on Schedule B hereto. Fees shall be adjusted in accordance with Schedule B or as otherwise agreed to by the parties from time to time. Fees shall be earned and paid quarterly based on the Bitcoin Holdings at the beginning of the quarter in an amount equal to at least 1/4th of the applicable annual fee.  The parties may amend this Agreement to include fees for any additional services, or enhancements to current Services, as mutually agreed upon in writing.  The Trust agrees to pay Administrator’s then current rate for Services added to, or for any enhancements to existing Services set forth on, Schedule A after the execution of this Agreement.  In the event of any disagreement between this Agreement and Schedule B, the terms of Schedule B shall control.
(b)  For the purpose of determining fees payable to Administrator, Bitcoin Holdings shall be computed in accordance with the Trust’s Trust Agreement.  Upon any termination of this Agreement before the end of any quarter, the fee for such part of a quarter shall be pro-rated according to the proportion which such period bears to the full quarterly period and shall be paid no later than thirty (30) days after the date of termination of this Agreement.  Should this Agreement be terminated or the Trust be liquidated, merged with or acquired by another trust, any accrued fees shall be immediately payable.

(c)  Administrator will bear all expenses incurred by it in connection with its performance of Services, except as otherwise provided herein. Administrator shall not, in its individual capacity, be required to pay or finance any costs and expenses incurred in the operation of the Trust, including, but not limited to: taxes; interest; brokerage fees and commissions; salaries, fees and expenses of Authorized Persons; Commission fees and state Blue Sky fees; advisory fees; charges of custodians, and other service providers; security pricing services; insurance premiums; outside auditing and legal expenses; costs of organization and maintenance of trust existence; taxes and fees payable to federal, state and other governmental agencies; preparation, typesetting, printing, proofing and mailing of Offering Documents, notices, forms and applications and proxy materials for regulatory purposes and for distribution to current Investors; preparation, typesetting, printing, proofing and mailing and other costs of Investor reports; expenses in connection with the electronic transmission of documents and information including electronic filings with the Commission and the states; research and statistical data services; expenses incidental to holding meetings of the Trust’s Investors and other Trust personnel; fees and expenses associated with internet, e-mail and other related activities; and extraordinary expenses.
(d)  The Trust agrees to promptly reimburse Administrator for all out-of-pocket expenses or disbursements incurred by Administrator in connection with the performance of Services under this Agreement, other than such expenses that are incurred as a result of the Administrator’s negligence, willful misconduct or fraud; provided however that the prior written consent of the Sponsor shall be required prior to the incurrence of any individual expenses greater than $500.  Out-of-pocket expenses shall include, but not be limited to, those items specified on Schedule B hereto.  The Administrator agrees to maintain reasonable backup documentation of such out-of-pocket expenses and shall make such documentation available to the Trust upon reasonable request.
(e)  The Trust agrees to pay all amounts due hereunder within thirty (30) days of receipt of each invoice (the “Due Date”).  Except as provided in Schedule B, Administrator shall bill Service fees quarterly and out-of-pocket expenses as incurred.  Administrator may, at its option, arrange to have various service providers submit invoices directly to the Trust for payment of reimbursable out-of-pocket expenses.
(f)  The Trust is aware that its failure to remit to Administrator all amounts due on or before the Due Date will cause Administrator to incur costs not contemplated by this Agreement, including, but not limited to carrying, processing and accounting charges.  Accordingly, in the event that Administrator does not receive any amounts that are not the subject of a good faith dispute by the Trust due hereunder within fifteen (15) days after the Due Date, the Trust agrees to pay a late charge on the overdue amount equal to one and one-half percent (1.5%) per month or the maximum amount permitted by law, whichever is less.  In addition, the Trust shall pay Administrator’s reasonable and documented attorney’s fees and court costs if any amounts due Administrator are collected by or through an attorney.  The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of the Trust’s late payment.  Acceptance of such late charge shall in no event constitute a waiver by Administrator of the Trust’s default or prevent Administrator from exercising any other rights and remedies available to it.

(g)  In the event that any charges are disputed, the Trust shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify the Administrator in writing of any disputed charges for fees or out-of-pocket expenses which it is disputing in good faith.  The parties shall confer with each other in good faith to try to find a consensual resolution to any disputed charges.  In the event that the parties are unable to resolve any such disputed charges after a reasonable period of time, then either party may seek an order of a court of competent jurisdiction to resolve such dispute.  Payment for such disputed charges shall be due on or before the close of the fifth business day after (i) the day on which the Administrator and the Trust reach a consensual resolution, or (ii) the entry of an order of a court of competent jurisdiction resolving the dispute (the “Revised Due Date”).
(h)  The Trust acknowledges that the fees charged by Administrator under this Agreement reflect the allocation of risk between the parties, including the exclusion of remedies and limitations of liability in Section 6.  Modifying the allocation of risk from what is stated herein would affect the fees that Administrator charges.  Accordingly, in consideration of those fees, the Trust agrees to the stated allocation of risk.
5.  Confidential Information
(a)  The Administrator agrees on behalf of itself and its employees and affiliates to treat confidentially and as proprietary information of the Trust and the Sponsor, as applicable, all information obtained by it relating to the Sponsor or the Trust in connection with this Agreement or the performance of the Services, including without limitation, records relative to the Trust’s Investors, not to use such records and information for any purpose other than performance of the Services, and not to disclose such information except where the Administrator may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or court process, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust. In case of any requests or demands for inspection of the records of the Trust, the Administrator will notify the Sponsor promptly and to secure instructions from a representative of the Sponsor as to such inspection, unless prohibited by law from making such notification. Records and information which have become known to the public through no wrongful act of the Administrator or any of its employees, agents or representatives, and information which was already in the possession of the Administrator prior to the date hereof, shall not be subject to this Section.
(b)  In connection with Administrator’s provision of the Services, the Trust may have access to and become acquainted with confidential proprietary information of Administrator, including, but not limited to (i) client identities and relationships, compilations of information, records and specifications; (ii) data or information that is competitively sensitive material, and not generally by the public; (iii) confidential or proprietary concepts, documentation, reports, or data; (iv) information regarding Administrator’s information security program; and (v) anything designated as confidential (collectively, “Administrator Confidential Information”).  Neither the Trust, the Sponsor, nor any of their officers, employees or agents shall disclose any of the Administrator Confidential Information, directly or indirectly, or use the Administrator Confidential Information in any way, for its own benefit or for the benefit of others, either during the term of this Agreement or at any time thereafter, except as required in the course of performing the duties of each party under this Agreement.

The term “Administrator Confidential Information” does not include information that (I) becomes or has been generally available to the public other than as a result of disclosure by the Trust or the Sponsor; (II) was available to the Trust or the Sponsor on a non-confidential basis prior to its disclosure by the Administrator or any of its affiliates; or (III) independently developed or becomes available to the Trust or the Sponsor on a non-confidential basis from a source other than the Administrator or its affiliates.  The Trust represents and warrants that it shall take and maintain adequate physical, electronic and procedural safeguards in connection with any use, storage, transmission, duplication or other process involving or derived from the Administrator Confidential Information whether such storage, transmission, duplication or other process is by physical or electronic medium (including use of the Internet).  Notwithstanding the foregoing, (x) the Trust may reference the Administrator and summarize the material terms of this Agreement in any offering memorandum, prospectus or marketing documents related to an offering of the Shares by the Trust to potential investors, and may include the form of this Agreement as an exhibit to any registration statement filed by the Trust in relation to an offering of Shares by the Trust, and (y) the Trust may disseminate information to Investors that is required to be provided to Investors pursuant to the terms of the Trust Agreement.
(c)  The provisions of this Section 5 will survive termination of this Agreement and will inure to the benefit of the parties and their successors and assigns.
6.  Limitation of Liability
(a)  Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except for a loss resulting from the Administrator’s fraud, willful misconduct, bad faith, violation of applicable laws or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.  Furthermore, Administrator shall not be liable for: (i) any action taken or omitted to be taken in accordance with or in reliance upon written or oral instructions, advice, data, documents or information (without investigation or verification) received by Administrator from or on behalf of the Sponsor or an officer or representative of the Trust, or from a representative of any of the parties referenced in Section 3; (ii) its reliance on the security valuations without investigation or verification provided by pricing services(s), the Trust or the Sponsor; (iii) any liability arising from the offer or sale of any Share by the Trust in reliance on the applicable securities laws of each state and territory in which the Trust intends to offer and sell Shares to the extent not caused by the Administrator breaching its duties and obligations under this Agreement; or (iv) any action taken or omission by the Trust (without the involvement of the Administrator), the Sponsor or any past or current service provider (not including Administrator).
(b)  Notwithstanding anything herein to the contrary, Administrator will be excused from its obligation to perform any Service or obligation required of it hereunder for the duration that such performance is prevented by events beyond its reasonable control and shall not be liable for any default, damage, loss of data or documents, errors, delay or any other loss whatsoever caused thereby.  Administrator will, however, take all commercially reasonable steps to (i) minimize service interruptions for any period that such interruption continues beyond its reasonable control and (ii) remedy such event and resume operations and performance of its obligations under this Agreement as promptly as practicable under the circumstances.

(c)  In no event and under no circumstances shall the Indemnified Parties (as defined below) be liable to anyone, including, without limitation, the other party, under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of this Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof.
(d)  Except as otherwise set forth in this Agreement or the Trust Agreement, Administrator shall have no duty or obligation under this Agreement to inquire into, and shall not be liable for:
(1)  the legality of the issue or sale of any Shares, the sufficiency of the amount to be received therefor, or the authority of the Trust, as the case may be, to request such sale or issuance;
(2)  the legality of a subscription or tender of any Shares, the propriety of the amount to be paid therefor, or the authority of the Trust, as the case may be, to request such subscription or tender;
(3)  Administrator’s acting upon telephone or electronic instructions relating to the subscription or tender of Shares received by Administrator in accordance with procedures established by Administrator and the Trust; or
(4)  the offer or sale of Shares in violation of any requirement under the securities laws or regulations of any state that such Shares be qualified for sale in such state or in violation of any stop order or determination or ruling by any state with respect to the offer or sale of such Shares in such state; provided however in the case of liability in respect of the foregoing, solely to the extent not caused by the Administrator breaching its duties and obligations under this Agreement.
(e)  The rights of the Administrator under this Section 6 shall indefinitely survive the termination of this Agreement.
7.  Indemnification
(a)  The Trust agrees to indemnify and hold harmless Administrator, its employees, agents, officers, directors, shareholders, affiliates and nominees (collectively, “Indemnified Parties”) from and against any Claim arising out of or in any way relating to this Agreement, the Trust Agreement and the Services except to the extent a Claim directly or indirectly results from Administrator’s fraud, willful misconduct, bad faith, violation of applicable laws or gross negligence in the performance of, or from reckless disregard by it of, its obligations and duties under this Agreement or the Trust Agreement.
(b)  Administrator will notify the Trust promptly after identifying any situation which it believes presents or appears likely to present a Claim for which the Trust may be required to indemnify or hold the Indemnified Parties harmless hereunder.  In such event, the Trust shall have the option to defend the Indemnified Parties against any Claim, and, in the event that the Trust so elects, such defense shall be conducted by counsel chosen by the Trust and approved by Administrator in its reasonable discretion.  The Indemnified Parties shall not admit culpability or settle any Claim in any case in which the Trust will be asked to provide indemnification, except with the Trust’s prior written consent.

(c)  The Administrator agrees to indemnify and hold harmless the Trust and the Sponsor, along with their employees, agents, officers, directors, shareholders, affiliates and nominees (the “Trust Indemnified Parties”) from and against any Claim arising out of or in any way relating to the Administrator’s fraud, willful misconduct, bad faith, violation of applicable laws, gross negligence in the performance of, or from reckless disregard by it of, its obligations and duties under this Agreement or material breach of any of its representations and warranties under this Agreement.
(d)  The indemnity rights under this Section 7 shall indefinitely survive the termination of this Agreement.
8.  Term
(a)  This Agreement shall become effective as of the date this Agreement is executed and shall continue in effect until terminated as provided herein.  This Agreement shall continue in effect for a two (2) year period beginning on the date of this Agreement unless terminated pursuant to Section 8(b)(ii)(I) below.  Thereafter, if not terminated as provided herein, the Agreement shall continue automatically in effect for successive renewal periods of one (1) year each.
(b)  This Agreement may be terminated without penalty (i) by the Administrator upon not less than ninety (90) days’ written notice to the Trust prior to the end of any term (which notice may be waived by the Trust), or (ii) by the Trust (I) after discovery of a material breach of this Agreement and the Administrator’s failure to cure such material breach within thirty (30) days after receipt of written notice of such material breach or in the event that the Trust incurs a material loss resulting from the Administrator’s breach of its standard of care set forth in Section 6(a), or (II) upon not less than sixty (60) days’ written notice to the Administrator prior to the end of any term (which notice may be waived by the Administrator).  Notwithstanding anything herein to the contrary, upon the termination of this Agreement or the liquidation of the Trust, the Administrator shall deliver the records of the Trust in the form maintained by the Administrator (to the extent permitted by applicable license agreements) to the Sponsor or person(s) designated by the Sponsor at the Trust’s cost and expense, and thereafter the Sponsor or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations. The Administrator shall be entitled to maintain a copy of such records for the sole purpose of defending itself against any action arising under or as a result of this Agreement or as otherwise required or permitted by law.  The Trust shall be responsible for all expenses associated with the movement (or duplication) of records and materials and conversion thereof to a successor trust accounting and administrative services agent, including all reasonable trailing expenses incurred by the Administrator.  In addition, in the event of termination of this Agreement, or the proposed liquidation or merger of the Trust and the Administrator’s agreement to provide additional services in connection therewith, the Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree in writing. Administrator shall not reduce the level of service provided to the Trust prior to termination following notice of termination by the Trust.

9.  Miscellaneous
(a)  Any notice required or permitted to be given by either party to the other under this Agreement shall be in writing and shall be deemed to have been given when sent by either an overnight delivery service or by registered or certified mail, postage prepaid, return receipt requested, to the addresses listed below, or to such other location as either party may from time to time designate in writing:
If to Administrator:	UMB Fund Services, Inc.
235 West Galena Street
Milwaukee, WI 53212
Attention: Legal Department

If to the Trust:	wShares Bitcoin Fund
c/o Wilshire Phoenix Funds LLC
2 Park Avenue, Floor 20
New York, New York 10016
Attention: Trust Administration

(b)  Except as provided to the contrary herein, this Agreement may not be amended or modified in any manner except by a written agreement executed by the Administrator and the Trust.
(c)  This Agreement shall be governed by the laws of the State of Delaware, excluding the laws on conflicts of laws.  Nothing herein shall be construed in a manner inconsistent with any rule or order of the Commission under the 1933 Act.  The parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of Delaware for the purpose of hearing and determining any dispute arising out of or in connection with this Agreement or its formation or validity and for the purpose of enforcement of any judgment against their respective assets.  Any right by either party to trial by jury with respect to any lawsuit, claim or other proceeding arising out of or relating to this Agreement is expressly and irrevocably waived. Any provision of this Agreement which is determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.
(d)  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.  The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.
(e)  The services of Administrator hereunder are not deemed exclusive.  Administrator may render administration, accounting and recordkeeping services and any other services to others, including hedge funds.
(f)  The captions in the Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(g)  This Agreement is executed by the Trust and the obligations hereunder are not binding upon officers or Investors, individually.
(h)  This Agreement and the Schedules incorporated herein constitute the full and complete understanding and agreement of Administrator and the Trust and supersedes all prior negotiations, understandings and agreements with respect to trust accounting, administration and recordkeeping functions.
(i)  Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.
(j)  Administrator shall retain all right, title and interest in any and all computer programs, screen formats, report formats, procedures, data bases, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, trade secrets, trademarks and other related legal rights provided or developed by Administrator in connection with the Services provided by Administrator to the Trust hereunder; provided however that none of the foregoing may include or be based upon confidential information of the Trust or the Sponsor obtained pursuant to this Agreement; provided further that the Administrator acknowledges and agrees that data related to the CME CF Bitcoin Reference Rate is received by the Trust pursuant to a limited license and that such data may not be utilized by the Administrator other than in connection with its performance of the Services.  The Trust shall retain all right, title and interest in any and all computer programs, screen formats, report formats, procedures, data bases, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, trade secrets, trademarks and other related legal rights provided or developed by the Trust.  The Administrator acknowledges and understands that Wilshire Phoenix, LLC has filed a patent application in the United States Patent and Trademark Office directed to a method for productization of alternative assets, including but not limited to those that are arbitrary-valued, non-liquid, irregularly traded and may have volatile pricing.  This US pending patent application broadly covers a method and system for creating a market in which such assets can be traded alongside more traditionally traded and liquid assets, for example securities.  All rights related to the foregoing pending patent shall remain those of Wilshire Phoenix, LLC and its assigns.
(k)  This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns.  This Agreement shall not be assignable by either party without the written consent of the other party, provided, however, that Administrator may, in its sole discretion and upon advance written notice to the Trust, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary, or to the purchaser of substantially all of its business.
(l)  It is expressly understood and agreed by Administrator that:
(i)  this Agreement is executed and delivered on behalf of the Trust by Wilshire Phoenix Funds LLC, as the Sponsor to the Trust, not individually or personally, but solely as Sponsor of the Trust in the exercise of the powers and authority conferred and vested in it;

(ii)  the representations, covenants, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by the Sponsor but are made and intended for the purpose of binding only the Trust;
(iii)  nothing herein contained shall be construed as creating any liability on the Sponsor, individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto; and
(iv)  under no circumstances shall the Sponsor be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, duty, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related document.

[ signature page follows ]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day, month and year first above written.

WSHARES BITCOIN FUND (“Trust”)

By:	Wilshire Phoenix Funds LLC, not in its individual capacity but solely as Sponsor of the Trust

By:

Title:

UMB FUND SERVICES, INC.
(“Administrator”)

By:

Title:

Schedule A
to the
Administration and Trust Accounting Agreement
by and between
wShares Bitcoin Fund
and
UMB Fund Services, Inc.

Services

Trust Accounting and Administration
1.	Establish, maintain and review the administrative and procedural processes.
2.	Establish, maintain and review the general ledgers.
3.	Establish, maintain and review the investors’ capital accounts and record all transactions, including capital commitments, capital calls, draw downs and distributions.
4.
Assess and, if applicable, determine, fees and expenses, calculate and publish the Trust’s Bitcoin Holdings, Bitcoin Holdings per Share, GAAP NAV and GAAP NAV per Share and effect all appropriate allocations, in accordance with the Trust’s Trust Agreement.

5.	Coordinate with Sponsor, and, at Sponsor’s Instruction, execute and give third-party approval for all cash movements in accordance with the Trust Agreement.
6.	Determine, calculate and/or provide, as applicable, the Trust’s holdings, fees, expenses and other information, in each case as set forth in the applicable sections of the Trust Agreement.
7.
Provide cash reconciliations monthly or upon request and prepare standard monthly Trust reports that include the Bitcoin Price, the Bitcoin Holdings, the GAAP NAV, the GAAP NAV per Share, the number of additional Shares issued during such month, the amount of Subscriptions processed during such month, the number of Shares redeemed during such month, the amount of the Shares redeemed during such month, the amount of the fees and expenses of the Trust for such month and such other information as shall be agreed between the Administrator and the Trust.

8.	Assist with the liquidation and distribution of the Trust’s assets in accordance with the applicable sections of the Trust Agreement in the event of liquidation of the Trust.
9.
Performed daily: Load transactions in the portfolio accounting system. Maintain the security master files including monitoring and processing of corporate actions. Obtain market valuations from the appropriate pricing sources and value the investments in accordance with the Trust’s Trust Agreement. Reconcile positions and cash per the portfolio accounting system to the broker(s)/custodian(s) records. Provide reporting including daily trial balance and portfolio that includes the Bitcoin Price, the Bitcoin Holdings, the GAAP NAV, the GAAP NAV per Share and such other information as shall be agreed between the Administrator and the Trust.

10.	Determine and periodically monitor the Trust’s income and expense accruals in accordance with the Trust Agreement.

11.	Generate the financial reporting package as of each period-end including the Statements of Financial Position, Profit and Loss, Changes in Capital and Changes in Investor’s Capital.
12.	Coordinate and oversee the annual audit of the Trust’s financial statements.
13.	Conduct stages of audit planning and coordination.
14.	Provide updates for new accounting and reporting requirements and their applicability to the Trust’s financial statements.
15.	Prepare work papers and schedules for auditors.
16.	Prepare annual financial statements, footnotes, and report drafts.
17.	Act as liaison between auditors and the Trust on audit issues.
18.
Cooperate with the Trust’s auditors in connection with the auditors’ preparation of the Trust’s taxes, including without limitation, providing any information reasonably requested by the Trust’s auditors that may be required in order for the Trust’s auditors to complete the Trust’s tax reporting.

Administration
1)	General Trust Management:
a)
Provide appropriate personnel, office facilities, information technology, record keeping and other resources as necessary for the Administrator to perform its duties and responsibilities under this agreement;

b)	Act as liaison among all Trust service providers.
2)	Coordinate Board activities (if applicable):
a)	Develop with legal counsel and the designated officer of the Trust an agenda and draft resolutions for each quarterly Board meeting;
b)	Prepare Board reports based on financial and administrative data as requested by the Board. Coordinate the preparation of electronic board books for quarterly Board meetings;
c)	Attend quarterly Board meetings, either in person or telephonically, and prepare a first draft of the quarterly meeting minutes, as requested by the Board.
3)	Financial Reporting and Audits:
a)
Prepare quarterly and annual schedules and financial statements including schedule of investments and the related statements of operations, assets and liabilities, changes in net assets and cash flow (if required), and financial highlights to be included in 10-Q and 10-K filings;

b)	Draft footnotes to financial statements for approval by the Trust’s officers and independent accountants;
c)	Provide facilities, information and personnel as necessary to accommodate annual audits with the Trust’s independent accountants or examinations by the SEC, FINRA or other regulatory authorities.
4)	Compliance:
a)
From time to time as the Administrator deems appropriate (but no less frequently than quarterly), check the Trust’s compliance with the policies and limitations of the Trust relating to the portfolio investments as set forth in the Trust’s Offering Documents (but these functions shall not relieve the Trust’s day-to-day responsibility for assuring such compliance);

b)
Monitor the Trust’s activity for compliance with subchapter M under the Internal Revenue Code (but these functions shall not relieve the Trust of its responsibility for assuring such compliance). Compliance testing is dependent on receiving necessary information from any underlying investment.

5)	Expenses:
a)	Prepare annual Trust-level and class-level budgets and update on a periodic basis;
b)	Coordinate the payment of expenses;
c)	Establish accruals and provide to the Trust’s accountant;
d)	Provide expense summary reporting as reasonably requested by the Trust.
6)	Filings:
a)	Provide financial information for any required regulatory filing.
b)
Subject to having received all relevant information from the Trust and upon the advice and direction of Trust’s counsel, assist in the compilation of Form 10-K, 10-Q and 8-K filings and Section 16 filings.  Will provide to Trust’s counsel and the Trust for review and sign-off. Facilitate the necessary filing as required

7)	Other:
a.	Calculate dividend and capital gain distributions, subject to review and approval by the Trust’s officers and independent accountants;
b.	Calculate standard performance, as defined by Rule 482 of the Investment Company Act of 1940, as requested by the Trust;
c.	Report performance and other portfolio information to outside reporting agencies as directed by the Trust;
d.	Provide periodic updates on recent accounting, tax and regulatory events affecting the Trust and/or the Sponsor;
e.	Assist the Trust during SEC or FINRA audits, including providing applicable information and documents from the document request list;
f.	Maintain a regulatory compliance calendar (initially provided by the Trust) listing various Board approval, if applicable, and regulatory filing dates.

Fund Redemption Reporting
1.
In connection with any redemption of Shares: (i) receive Redemption Orders (as defined in the Trust Agreement) from DTC participants, (ii) deliver copies of the Redemption Orders to the Sponsor and the Transfer Agent, (iii) within one (1) Business Day of receipt, generate and transmit confirmation of receipt of completed Redemption Orders, or any deficiencies related to incomplete Redemption Orders, to the DTC participant, (iv) generate and deliver to the Sponsor and the Transfer Agent in a timely manner and in accordance with the applicable sections of the Trust Agreement (it being understood and agreed that in no way will Administrator be responsible for the accuracy of such data as provided by DTC participants or for researching the status of Redemption Orders not transmitted to Administrator by DTC participants) a report detailing on a DTC participant basis (a) the name and DTC participant number for such DTC participant redeeming Shares, and (b) the amount of Shares to be redeemed by such DTC participant, (v) determine the number of bitcoin to withdraw for sale and notify the Sponsor, and (vi) instruct bitcoin custodian to transfer applicable amount of bitcoin to be sold to third party broker or dealer.

Schedule B
to the
Administration and Trust Accounting Agreement
by and between
wShares Bitcoin Fund
and
UMB Fund Services, Inc.

[REDACTED]

Schedule C
to the
Administration and Trust Accounting Agreement
by and between
wShares Bitcoin Fund
and
UMB Fund Services, Inc.

◾
Accounting records, including Investor Account Ledgers, Portfolio Transactions Journals, Cash Receipts and Disbursements Journal, General Ledger, Subsidiary Ledgers, Portfolio Securities Ledger, Commissions Ledger, Capital Account Ledger and Trial Balances.

◾
Copies of the Trust’s Trust Agreement and any amendments or waivers thereto, Certificate of Trust and all certificates of amendment thereto, each effective Subscription Agreement delivered to it, minute books and financial statements.

◾	Copies of the Trust’s U.S. federal, state and local income tax returns and reports, if any, received from the Sponsor or the Trust’s auditor.

◾	Correspondence to and from holders of Shares (including e-mail communications) relating to redemption of Shares.